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                                                                    EXHIBIT 10.4

               SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

          THIS SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, dated this 1st day of November, 2002, is entered into by and among TOLERRX, INC., a Delaware corporation (the "CORPORATION") and those stockholders of the Corporation listed on SCHEDULE I hereto (hereinafter referred to collectively as the "INVESTORS").

          WHEREAS, the Corporation and certain of the Investors are entering into the Series C Preferred Stock Purchase Agreement in connection with which the Corporation is selling shares of its Series C Convertible Preferred Stock, par value $.001 per share (the "SERIES C PREFERRED STOCK");

          WHEREAS, the Corporation and certain Investors entered into separate Convertible Preferred Stock Purchase Agreements dated November 6, 2000 and September 28, 2001 in connection with which the Corporation sold shares of its Series A Convertible Preferred Stock, par value $.001 per share (the "SERIES A PREFERRED STOCK") and Series B Convertible Preferred Stock, par value $.001 per share (the "SERIES B PREFERRED STOCK");

          WHEREAS, the Corporation and certain of the Investors entered into an Amended and Restated Stockholders' Agreement dated September 28, 2001 which they desire to amend and restate in its entirety as set forth herein; and

          WHEREAS, as a condition to the Investors entering into the Series C Stock Purchase Agreement, the Investors have agreed to certain restrictions on their rights to dispose of their shares of Common Stock, par value $0.001 per share, of the Corporation as set forth in this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings of the Investors hereunder and under the Series C Stock Purchase Agreement, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

     BOARD shall mean the Board of Directors of the Corporation.

     BUDGET shall have the meaning set forth in Section 2.8 hereof.

     CERTIFICATE shall mean the Third Restated Certificate of Incorporation of the Corporation, as amended to date.

     COMMISSION shall mean the U.S. Securities and Exchange Commission.

     COMMON STOCK shall mean the Common Stock, par value $.001 per share, of the Corporation.

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     ENVIRONMENTAL LAWS shall mean all applicable federal, state and local laws, ordinances, rules and regulations that regulate, fix liability for, or otherwise relate to, the handling, use (including use in industrial processes, in construction, as building materials, or otherwise), storage and disposal of hazardous and toxic wastes and substances, and to the discharge, leakage, presence, migration, threatened release or release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any pollutant or effluent. Without limiting the preceding sentence, the term "ENVIRONMENTAL LAWS" shall specifically include the following federal and state laws, as amended:

                                     FEDERAL

          Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 ET. SEQ.;

          Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 ET.
          SEQ.;

          Federal Water Pollution Control Act, 33 U.S.C. 1251 ET. SEQ.; and

          Clean Air Act, 42 U.S.C. 7401 ET. SEQ.

                                      STATE

                      MASSACHUSETTS ENVIRONMENTAL STATUTES

          Massachusetts Clean Waters Act, Mass. Gen. L. Ch. 21, Section 26, ET. SEQ., and regulations thereto;

          Massachusetts Solid Waste Disposal Laws, Mass. Gen. L. Ch. 16,
          Section 18, ET. SEQ., and Ch. 111, Section 105A, and regulations thereto;

          Massachusetts Oil and Hazardous Materials Release Prevention and Response Act, Mass. Gen. L., Ch. 21E, Section 1, ET. SEQ., and regulations thereto;

          Massachusetts Solid Waste Facilities Law, Mass. Gen. L., Ch. 21H,
          Section 1, ET. SEQ., and regulations thereto;

          Massachusetts Toxic Use Reduction Act, Mass. Gen. L., Ch. 21I,
          Section 1, ET. SEQ., and regulations thereto;
          Massachusetts Litter Control Laws, Mass. Gen. L. Ch. 111, Section 150A, ET. SEQ., and regulations thereto;

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          Massachusetts Wetlands Protection Laws, Mass. Gen. L., Ch. 130,
          Section 105, ET. SEQ., and regulations thereto;

          Massachusetts Environmental Air Pollution Control Law, Mass. Gen. L., Ch. 101, Section 2B, ET. SEQ., and regulations thereto;

          Massachusetts Environmental Policy Act, Mass. Gen. L. 30, Section 61, ET. SEQ., and regulations thereto; and

          Massachusetts Hazardous Waste Laws, Mass. Gen. L. Ch. 21C, Section 1, ET. SEQ., and regulations thereto.

     EQUITY PERCENTAGE shall mean, as to any Investor, that percentage figure which expresses the ratio that (a) the number of shares of issued and outstanding Common Stock then owned by such Investor bears to (b) the aggregate number of shares of issued and outstanding Common Stock then owned by all Investors. For purposes solely of the computation set forth in clauses (a) and
(b) above and the right of oversubscription, all issued and outstanding securities held by the Investors that are convertible into or exercisable or exchangeable for shares of Common Stock (including any issued and issuable shares of Preferred Stock) or for any such convertible, exercisable or exchangeable securities, shall be treated as having been so converted, exercised or exchanged at the rate or price at which such securities are convertible, exercisable or exchangeable for shares of Common Stock in effect at the time in question (which, for purposes of Section 2.3 of this Agreement, shall be at the time of delivery by the Corporation of the Notice contemplated by Section 2.3(b)), whether or not such securities are at such time immediately convertible, exercisable or exchangeable.

     EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as amended.

     EXCHANGE ACT REGISTRATION STATEMENT shall have the meaning set forth in
Section 2.5 hereof.

     EXCLUDED FORMS shall have the meaning given such term in Section 3.5 hereof.

     EXCLUDED SECURITIES shall mean, collectively:

          (i) the Reserved Shares and shares issuable upon conversion of Preferred Stock;

          (ii) Common Stock issued or issuable to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to any written agreement, plan or arrangement, including pursuant to any options granted under the 2000 Equity Incentive Plan, as amended, of the Corporation to purchase, or rights to subscribe for, such Common Stock, that has been approved in form and in substance by the holders of a majority of the then outstanding Preferred Stock, voting together as a single class, on a Converted Basis, and which, as a condition precedent to the issuance of such shares, provides for the vesting of such shares and subjects such shares to restrictions on transfers and rights of first offer in favor of the

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Corporation; PROVIDED, HOWEVER, that the maximum number of shares of Common
Stock heretofore or hereafter issuable pursuant to the 2000 Equity Incentive Plan, as amended, and all such agreements, plans and arrangements shall not exceed 5,085,000 shares (as adjusted for any stock split, reverse stock split, stock dividend, stock combination, reclassification or other similar change with respect to such security);

          (iii) Common Stock or other securities issued as a stock dividend payable in shares of Common Stock, or capital stock of any class issuable upon any subdivision, recombination, split-up or reverse stock split of all the outstanding shares of such class of capital stock of the Corporation, in each case without consideration;

          (iv) any securities issued pursuant to the acquisition by the Corporation of any other corporation, partnership, joint venture, trust or other entity by any merger, stock acquisition, reorganization, purchase of substantially all assets or otherwise in which the Corporation, or its stockholders of record immediately prior to the effective date of such transaction, directly or indirectly, own at least a majority of the voting power of the acquired entity or the resulting entity after such transaction, so long as approved by a majority of the Preferred Directors;

          (v) Common Stock or other securities issued or issuable to banks, lenders or landlords, provided that each such issuance is approved by the Board;

          (vi) Common Stock or Preferred Stock issued or issuable to third parties in connection with strategic partnerships or alliances, joint ventures or other licensing transactions, provided that each such transaction and related issuance is approved by the Board (including the consent of a majority of the Preferred Directors);

          (vii) Common Stock or other securities, the issuance of which is approved by holders of a majority of the then outstanding shares of Preferred Stock, voting together as a single class, on a Converted Basis; and

          (viii) Up to 40,000,000 Shares of Series C Preferred Stock issuable pursuant to the Series C Stock Purchase Agreement.

     GROUP shall mean: (i) as to a Stockholder, (a) any "affiliate" of such Stockholder (as defined in Section 405 of the Securities Act), including, without limitation, any investment vehicle now existing or hereafter formed that is affiliated with or under common control with one or more of the controlling stockholders, partners or members of such Stockholder and any predecessor or successor thereto and (b) any or all members of a class of persons consisting of such Stockholder, his or her spouse or equivalent domestic partner and/or descendants, or a trust of which all of the beneficiaries are members of such class, and (ii) in the case of HCV VI, the HCV Group.

     HAZARDOUS MATERIALS shall include without limitation, any flammable explosives, petroleum products, petroleum byproducts, radioactive materials, hazardous wastes, hazardous substances, toxic substances or other similar materials regulated by Environmental Laws.

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     HCV GROUP shall mean, (i) HCV VI, (ii) any venture capital limited partnership now existing or hereafter formed which is affiliated with or under common control with one or more general partners of any general partner of HCV VI (an "HCV FUND"); (iii) any limited partners or affiliates of HCV VI or any other HCV Fund; and (iv) any successors or assigns of any of the foregoing.

     HCV VI shall mean HealthCare Ventures VI, L.P., a Delaware limited partnership, including any successor thereto or any assignee of the interest, in whole or in part, of HCV VI under this Agreement.

     INVESTORS shall mean each of the persons listed on SCHEDULE I hereto, severally, but not jointly and severally.

     NOTICE OF ACCEPTANCE shall have the meaning set forth in Section 2.3(a)(iii) hereof.

     OFFER shall have the meaning set forth in Section 2.3(a)(ii) hereof.

     ON A CONVERTED BASIS shall have the meaning set forth in Section 8 hereof.

     OFFERED SECURITIES shall mean, except for Excluded Securities, (i) any shares of Common Stock, Preferred Stock or any other equity security of the Corporation, (ii) any debt security or capitalized lease with any equity feature with respect to the Corporation, or (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security, debt security or capitalized lease.

     OTHER SHARES shall have the meaning set forth in Section 3.5(e) hereof.

     PREFERRED DIRECTORS shall have the meaning set forth in Section A.6(b)(i) of the Certificate.

     PREFERRED SHARES shall mean the shares of Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

     PREFERRED STOCK shall mean, collectively, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

     PREFERRED STOCKHOLDERS shall mean, collectively, all holders of shares of Preferred Stock of the Corporation.

     PROPERTY shall include, without limitation, land, buildings and laboratory facilities owned or leased by the Corporation or as to which the Corporation now has any duties, responsibilities (for clean-up, remedy or otherwise) or liabilities under any Environmental Laws, or as to which the Corporation or any subsidiary of the Corporation may have such duties, responsibilities or liabilities because of past acts or omissions of the Corporation or any such subsidiary or their predecessors, or because the Corporation or any such subsidiary or their predecessors in the past

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was such an owner or operator of, or bore some other relationship with, such land, buildings and/or laboratory facilities.

     REFUSED SECURITIES shall have the meaning set forth in Section 2.3(a)(v) hereof.

     RESERVED SHARES shall mean any shares of Common Stock reserved by the Corporation for issuance upon the conversion of the Preferred Shares.

     RESTRICTED SECURITIES shall mean any of the Preferred Shares and the Common Stock issued or issuable upon the conversion of the Preferred Shares, all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and any other shares of Common Stock or other securities of the Corporation which may be issued hereafter to any of the Investors or any member of their Group which are convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of convertible preferred stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which have not been sold (a) in connection with an effective registration statement filed pursuant to the Securities Act, or (b) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

     RESTRICTED SHARES shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Restricted Securities or otherwise constituting a portion of the Restricted Securities.

     SECURITIES ACT shall mean the Securities Act of 1933, as amended.

     SERIES A PREFERRED STOCK shall have the meaning set forth in the Recitals hereto.

     SERIES B PREFERRED STOCK shall have the meaning set forth in the Recitals hereto.

     SERIES C PREFERRED STOCK shall have the meaning set forth in the Recitals hereto.

     SERIES C STOCK PURCHASE AGREEMENT shall mean the Series C Convertible Preferred Stock Agreement dated as of the date hereof, among the Corporation and the Investors listed on Schedule 1 thereto, as it may be amended.

     SKYLINE shall mean Skyline Venture Partners, including any affiliates thereof or successor thereto.

     STOCK RESTRICTION AGREEMENT shall mean the Second Amended and Restated Stock Restriction Agreement dated as of the date hereof, among the Corporation and the Investors listed on Schedule I thereto, as it may be amended.

     STOCKHOLDER(s) shall mean a holder (when singular) and all holders (when plural) of capital stock of the Corporation.

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     SUBSEQUENT CLOSINGS shall have the meaning set forth in Section 3.2 of the
Series C Stock Purchase Agreement.

     TARGET MONTH shall have the meaning set forth in Section 2.7(a) hereof.

     21-DAY PERIOD shall have the meaning set forth in Section 2.3(a)(ii) hereof.

     TRANSFER shall include any disposition of any Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

     SECTION 2.   CERTAIN COVENANTS OF THE CORPORATION.

          2.1 MEETINGS OF THE BOARD OF DIRECTORS. The Corporation shall call, and use its best efforts to have, regular meetings of the Board not less often than quarterly. The Corporation shall pay all reasonable and appropriately documented travel expenses and other out-of-pocket expenses incurred by directors who are not employed by the Corporation in connection with attendance at meetings to transact the business of the Corporation or attendance at meetings of the Board or any committee thereof.

          2.2 RESERVATION OF SHARES OF COMMON STOCK AND PREFERRED STOCK, ETC. The Corporation shall at all times have authorized and reserved out of its authorized but unissued shares of Common Stock, a sufficient number of shares of Common Stock to provide for the conversion of the Preferred Shares. Neither the issuance of the Preferred Shares nor the shares of Common Stock issuable upon the conversion of the Preferred Shares shall be subject to a preemptive right of any other Stockholder.

          2.3     RIGHT OF FIRST REFUSAL.

                  (a)  SALES BY THE CORPORATION.

                       (i) The Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities other than Excluded Securities unless in each case the Corporation shall have first offered to sell to the Investors all of such Offered Securities on the terms set forth herein. Each Investor shall be entitled to purchase up to its Equity Percentage of the Offered Securities. In addition, each Investor shall have a right of oversubscription ("RIGHT OF OVERSUBSCRIPTION") such that if any Investor fails to accept the Offer as to its Equity Percentage of the Offered Securities, the remaining Investors (who shall have accepted the Offer) shall, among them, have the right to purchase up to the balance of the Offered Securities not so purchased. Such Right of Oversubscription may be exercised by an Investor (an "OVERSUBSCRIBING INVESTOR") by accepting the Offer as to more than its Equity Percentage of the Offered Securities. If as a result thereof, such oversubscriptions exceed the total number of the Offered Securities available in respect of such oversubscription privilege, the Oversubscribing Investors shall be cut back with respect to their oversubscriptions pro rata in accordance with their Equity Percentage. Each Investor may delegate its rights and obligations with respect to such Offer to one or more members of its

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Group, which members shall thereafter be deemed to be "Investors" for the purpose of applying this Section 2.3 to such Offer.

                       (ii) The Corporation shall deliver to each Investor written notice of the offer to sell the Offered Securities, specifying the price and terms and conditions of the offer (the "OFFER"). The Offer by its terms shall remain open and irrevocable for a period of 21 days from the date of its delivery to such Investor (the "21-DAY PERIOD").

                       (iii) Each Investor shall evidence its intention to accept the Offer by delivering a written notice signed by the Investor setting forth the number of shares that the Investor elects to purchase (the "NOTICE OF ACCEPTANCE"). The Notice of Acceptance must be delivered to the Corporation prior to the end of the 21-Day Period.

                       (iv) If the Investors tender their Notice of Acceptance prior to the end of the 21-Day Period indicating their intention to purchase all of the Offered Securities, the Corporation shall schedule a closing of the sale of all such Offered Securities. Upon the closing of the sale of the Offered Securities to be purchased by the Investors, each Investor shall (x) purchase from the Corporation that portion of the Offered Securities as determined in accordance with this Section 2.3, upon the terms specified in the Offer, and (y) execute and deliver an agreement further restricting transfer of such Offered Securities substantially as set forth in Section 3.1, 3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities being purchased by the Investors, the Corporation shall provide each such Investor with the rights and benefits set forth in this Agreement. The obligation of the Investors to purchase such Offered Securities is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such Investor and the Investor's counsel.

                       (v) The Corporation shall have ninety (90) days from the expiration of the 21-Day Period to sell the Offered Securities refused by the Investors (the "REFUSED SECURITIES") to any other person or persons, but only upon terms and conditions which are in all material respects (including, without limitation, price and interest rate) no more favorable to such other person or persons, and no less favorable to the Corporation, than those set forth in the Offer. Upon and subject to the closing of the sale of all of the Refused Securities (which shall include full payment to the Corporation), each Investor shall (x) purchase from the Corporation that portion of the Offered Securities as determined in accordance with this Section 2.3, upon the terms specified in the Offer, and (y) execute and deliver an agreement restricting transfer of such Offered Securities substantially as set forth in Sections 3.1,
3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities being purchased by the Investors, the Corporation shall provide each such Investor with the rights and benefits set forth in this Agreement. The obligation of the Investor to purchase such Offered Securities is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such Investor and the Investor's counsel.

                       (vi) In each case, any Offered Securities not purchased either by the Investors or by any other person in accordance with this
Section 2.3 may not be sold or

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otherwise disposed of until they are again offered to the Investors under the procedures specified in Paragraphs (i), (ii), (iii), (iv) and (v) hereof.

                       (vii) Each Investor may, by prior written consent, waive its rights under this Section 2.3. Such a waiver shall be deemed a limited waiver and shall only apply to the extent specifically set forth in the written consent of such Investor.

                  (b) SALES BY PREFERRED STOCKHOLDERS. Except as otherwise expressly provided herein and except in connection with the sale of Stock by a Preferred Stockholder pursuant to Section 4 of the Stock Restriction Agreement, each Preferred Stockholder and each other Stockholder holding greater than 2.5% of the outstanding shares of the Corporation (other than a Principal Stockholder (or any of his successors or permitted assigns) as that term is defined in the Stock Restriction Agreement), hereby agrees that he, she or it shall not sell any Stock (as defined in subsection (v) below) to any entity or individual that is not a member of such Stockholder's Group, except in accordance with the following procedures:

                       (i) Such Stockholder shall first deliver to the Corporation a written notice (the "NOTICE"), which Notice shall (a) specifically identify the party or parties to whom or which the Stockholder proposes to sell Stock (such party or parties hereinafter referred to as the "IDENTIFIED PARTIES"), pursuant to a BONA FIDE written offer from such Identified Parties ("THIRD PARTY OFFER"), (b) include a copy of the Third Party Offer, and (c) be irrevocable for a period of 30 days after delivery thereof, offering to the Corporation, and then to the Preferred Stockholders, all of the Stock proposed to be sold by such Stockholder to such Identified Parties at the purchase price and on the terms specified therein. The Corporation shall have the right and option, at its sole discretion, for a period of 15 days after its receipt of the Notice, to accept to purchase any or all of the Stock offered at the purchase price and upon the terms stated in the Notice. Such acceptance will be made by delivery of a written notice to such Stockholder within said 15 day period. Each Preferred Stockholder then shall have the right and option, for a period of 15 days after the termination of the Corporation's 15-day period, (a) to accept up to its or his or her Equity Percentage of the Stock so offered and not subscribed to be purchased by the Corporation pursuant to its first option at the purchase price and upon the terms stated in the Notice, and (b) to subscribe to purchase, in a written notice of acceptance, any of such Stock not accepted by the other Preferred Stockholders pursuant to clause (a), in which case such Stock not accepted by the other Preferred Stockholders shall be deemed to have been offered to and accepted by the Preferred Stockholders which exercise their option under this clause (b) PRO RATA in accordance with their respective Equity Percentages (computed without including the Preferred Stockholders which have not so subscribed), on the above-described terms and conditions. Such acceptance and subscription shall be made by delivery of a written notice to the Corporation and the offering Preferred Stockholder within said 15-day period.

                       (ii) Sales of Stock under the terms of section (i) above shall be made at the offices of the Corporation on a mutually satisfactory business day within 10 days after the expiration of the aforesaid periods. Delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price therefor. Payment of the purchase price will be made, at the option of the Corporation or the Preferred Stockholders exercising their rights of first refusal (i) in cash (by

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check), (ii) by wire transfer or (iii) by cancellation of all or a portion of any outstanding indebtedness of the offering Stockholder to the Corporation or to an exercising Preferred Stockholder, as the case may be, or (iv) by any combination of the foregoing. If the purchase price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith, which determination will be binding upon the Corporation, each exercising Preferred Stockholder and the offering Stockholder, absent fraud or error.

                       (iii) If effective acceptance shall not be received pursuant to section (i) above with respect to all Stock offered for sale pursuant to the Notice, then such Stockholder may sell to the Identified Parties all but not less than all of the Stock so offered for sale and not so accepted by the Corporation and the Preferred Stockholders at a price not less than the price, an on terms not more favorable to the purchaser thereof than the terms, stated in the Notice at any time within 90 days after the expiration of the 10-day period required by section (ii) above; PROVIDED that each such transferee shall agree in writing to be bound by the provisions set forth in this Agreement to the same extent as the transferor. In the event that the Stock is not sold by the such Stockholder, during such 90-day period, the right of the such Stockholder to sell such Stock shall expire and the obligations of this section shall be reinstated, PROVIDED HOWEVER, that in the event that the Preferred Stockholder determines, at any time during such 90-day period, that the sale to the Identified Parties of all or any part of the remaining Stock on the terms set forth in the Notice is impractical, the Preferred Stockholder can terminate the offer to the Identified Parties and reinstate the procedure provided in this section without waiting for the expiration of such 90-day period.

                       (iv) Anything contained herein to the contrary notwithstanding, Stock held by the Stockholders shall no longer be subject to this section upon and after a Qualified Public Offering (as defined in Section
2.15 hereof).

                       (v) For purposes of this section, "STOCK" shall mean the Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Corporation owned by such Stockholder.

          2.4     NEGATIVE COVENANTS.

                  (a) MAJORITY APPROVALS. The Corporation shall not, directly or indirectly, take any of the actions specified in Article III, Section A.6(c) of the Certificate without the prior written consent or vote of the holders of at least a majority of the then outstanding Preferred Stock, voting together as a single class, on a Converted Basis. In addition, the Corporation shall not, directly or indirectly, take any of the actions specified in Article V, Section A.2 of the Certificate without the written approval of the Board, including at least a majority of the Preferred Directors.

                  (b) STOCK AND OPTION AGREEMENTS. Without the prior written consent or vote of the holders of a majority of the then outstanding Preferred Stock, voting together as a single class, on a Converted Basis, the Corporation shall not issue any shares of Common Stock or options, warrants or other rights to acquire Common Stock or other securities of the

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Corporation to any employee, officer, director, consultant, independent contractor or other person or entity except for Excluded Securities.

                  (c) REGISTRATION RIGHTS. The Corporation shall not hereafter grant to any persons any rights to register or qualify stock of the Corporation under federal or state securities laws, unless it shall have first obtained the written consent of the holders of a majority of the then outstanding Preferred Stock, voting together as a single class, on a Converted Basis.

          2.5     FILING OF REPORTS UNDER THE EXCHANGE ACT.

                  (a) The Corporation shall give prompt notice to the holders of Preferred Stock of (i) the filing of any registration statement (an "EXCHANGE ACT REGISTRATION STATEMENT") pursuant to the Exchange Act, relating to any class of equity securities of the Corporation, (ii) the effectiveness of such Exchange Act Registration Statement, and (iii) the number of shares of such class of equity securities outstanding, as reported in such Exchange Act Registration Statement, in order to enable the Investors to comply with any reporting requirements under the Exchange Act or the Securities Act. Upon the written request of holders of a majority of the Preferred Shares, voting together as a single class, on a Converted Basis, the Corporation shall, at any time after the Corporation has registered any shares of Common Stock under the Securities Act, file an Exchange Act Registration Statement relating to any class of equity securities of the Corporation then held by the holders of Preferred Stock or issuable upon conversion or exercise of any class of debt or equity securities or warrants or options of the Corporation then held by the Investors, whether or not the class of equity securities with respect to which such request is made shall be held by the number of persons which would require the filing of a registration statement under Section 12(g)(1) of the Exchange Act.

                  (b) If the Corporation shall have filed an Exchange Act Registration Statement or a registration statement (including an offering circular under Regulation A promulgated under the Securities Act) pursuant to the requirements of the Securities Act, which shall have become effective (and in any event, at all times following the initial public offering of any of the securities of the Corporation), then the Corporation shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of the Restricted Securities by any Preferred Stockholder (including any such exemption pursuant to Rule 144 or Rule 144A thereof, as amended from time to time, or any successor rule thereto or otherwise). The Corporation shall cooperate with each Preferred Stockholder in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 or Rule 144A thereunder or otherwise) for the sale of any of the Restricted Securities by any Preferred Stockholder.

          2.6 ACCESS TO RECORDS. The Corporation shall afford to each of the Investors and such Investor's employees, counsel and other authorized representatives, free and full access, at all reasonable times and for reasonable periods of time, to all of the books, records and properties of the Corporation and to all officers and employees of the Corporation.

          2.7 FINANCIAL REPORTS. Until such time that the Corporation has a class of its equity securities registered under the Exchange Act and is required to file reports thereunder pursuant to Sections 13 or 15(d) of the Exchange Act, except with respect to the obligation set forth in Section 2.7(e)(i) hereunder which shall survive such time, the Corporation shall furnish each of the Investors with the financial information described below:

                  (a) Within 20 days after the last day of each month (the "TARGET MONTH") (or such other calendar period as is approved by the Board), financial statements, including a balance sheet as of the last date of such Target Month, a statement of income (or monthly operating expenses) for such month, together with a cumulative statement of income from the first day of the current year to the last day of such month, which statements shall be prepared from the books and records of the Corporation, a cash flow analysis, together with cumulative cash flow analyses from the first day of the current year to the last day of such month, and a comparison between the actual monthly operating expenses and the projected figures for such month and the comparable figures for the prior year, subject to the provisions of Section 2.9 hereof.

                  (b) Within 45 days after the end of such quarterly accounting period, unaudited financial statements for such quarterly accounting period, certified by the Chief Financial Officer or the Treasurer of the Corporation, as presenting fairly the financial condition and results of operations of the Corporation and as having been prepared on a basis consistent with the accounting principles reflected in the Corporation's annual audited financial statements, accompanied by a report, signed by the Chief Financial Officer or the Treasurer of the Corporation, summarizing the operating and financial highlights of the Corporation for such quarterly accounting period, which report shall include (a) a comparison between the actual quarterly operating and financial results, the Budget (as defined in Section 2.8 hereof) and the results of the similar quarterly accounting period for the prior fiscal year of the Corporation, together with an explanation of material variances from the Budget and such similar quarterly accounting period, as the case may be, and (b) a narrative analysis of operations and trends in the business of the Corporation during such quarterly accounting period.

                  (c) Within 90 days after the end of each fiscal year of the Corporation, audited financial statements of the Corporation, which shall include an income statement and a statement of cash flow for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with U.S. generally accepted accounting principles consistently applied, and accompanied by the report of such independent certified public accountants as shall have been approved by the Board.

                  (d) If for any period the Corporation shall have any subsidiary or subsidiaries whose accounts are consolidated with those of the Corporation, then the financial statements delivered for such period pursuant to paragraphs (a), (b) and (c) of this Section 2.7 shall be the consolidated and consolidating financial statements of the Corporation for all such consolidated subsidiaries.

                  (e)  Promptly upon becoming available:

                       (i) copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Corporation to its Stockholders or released to the public and copies of all regular and periodic reports, if any, filed by the Corporation with the Commission or any securities exchange or self-regulatory organization; and

                       (ii) any other financial or other information available to management of the Corporation that any of the Investors shall have reasonably requested on a timely basis.

          2.8 BUDGET AND OPERATING FORECAST. The Corporation shall prepare and submit to the Board and each of the Investors an operating plan with monthly and quarterly breakdowns (the "BUDGET") for each fiscal year at least 45 days prior to the beginning of each fiscal year of the Corporation. The Budget shall be deemed accepted as the Budget for such fiscal year only when it has been approved by the Board. The Budget shall be reviewed by the Corporation periodically and all changes therein, and all material deviations therefrom, shall be reviewed by the Board on at least a quarterly basis.

          2.9 SYSTEM OF ACCOUNTING. The Corporation shall maintain, and cause each of its subsidiaries, when and if any shall exist, to maintain, its books of accounts, related records and system of accounting in accordance with good business practices and U.S. generally accepted accounting principles, and shall cause the matters contained therein to be appropriately and accurately reflected in the financial reports (which shall be prepared in accordance with U.S. generally accepted accounting principles) furnished pursuant to this Agreement.

          2.10 RESTRICTION ON TRANSFER RIGHTS; CONFIDENTIALITY. Notwithstanding Section 8 below, the rights granted to each of the Investors pursuant to Sections 2.6 through 2.8 hereof shall not be transferred or assigned by any Investor to, and shall not inure to the benefit of, any successor, transferee or assignee of any Investor, which is engaged in any business directly competitive with the Corporation.

          2.11 CONFIDENTIALITY AND NON-COMPETITION AGREEMENTS FOR KEY EMPLOYEES. The Corporation shall cause each person who is presently an employee of or a consultant or independent contractor to the Corporation or who becomes an employee of or a consultant to the Corporation subsequent to the date hereof and who shall have or be proposed to have access to confidential or proprietary information of the Corporation, to execute a confidentiality agreement, and with respect to officers and key employees, a non-competition agreement, in either case, in form and substance attached hereto or otherwise approved by the Board prior to the commencement of such person's employment by the Corporation in such capacity.

          2.12 STOCK RESTRICTION AGREEMENT FOR DIRECTORS, OFFICERS, EMPLOYEES AND CONSULTANTS WHO ARE OR BECOME STOCKHOLDERS. The Corporation shall cause each of its directors, officers and employees who own any shares of capital stock of the Corporation, or any options, warrants or other rights to purchase any shares of such capital stock, or who may own in the future any such shares, or options, warrants or other rights to purchase such shares, to execute a

Stock Restriction Agreement and/or a Stock Option Agreement, as the case may be, all with stock transfer restrictions and rights of first refusal in favor of the Corporation in a form approved by the Board. In addition, each such agreement shall contain a vesting schedule approved by the Board. For purposes of this
Section 2.12, in the event the shares of capital stock, options, warrants or other rights are not Excluded Securities, then any such Stock Restriction Agreement or Stock Options Agreement shall be approved by holders of a majority of the Preferred Shares, voting together as a single class, on a Converted Basis.

          2.13 MARKETING AND PROMOTIONAL MATERIAL. Each of the Investors will have the right to review and approve, in advance of publication, distribution or dissemination, any reference to such Investor or any entity affiliated with such Investor (other than the Corporation), contained in any document, instrument, report or filing or in any advertising, marketing, promotional and similar materials.

          2.14 ENVIRONMENTAL MATTERS. The Corporation shall promptly advise the Investors in writing of any pending or threatened claim, demand or action by any governmental authority or third party relating to any Hazardous Materials affecting the Property of which it has knowledge. The Corporation shall not discharge, place, release, spill or dispose of any Hazardous Materials or any other pollutants or effluents upon the Property or elsewhere (including, but not limited to, underground injection of such substances), and the Corporation shall not discharge into the air any emission which would require a permit under the Clean Air Act or its state counterparts or any other Environmental Laws, except in compliance with the Environmental Laws. The Stockholders of the Corporation shall have no control over, or authority with respect to, the waste disposal operations of the Corporation. The Corporation hereby indemnifies, defends and holds harmless the Investors from and against any and all manner of actions, causes of action, suits, debts, accounts, controversies, judgments, claims, demands, losses or liabilities of any nature (including reasonable attorneys' fees) directly or indirectly arising out of or attributable to (a) any misrepresentation or breach of the representations and covenants set forth in
Section 5.18 of the Series C Stock Purchase Agreement, or (b) the use, generation, storage, release, threatened release, discharge, disposal or presence of Hazardous Materials on, under or about the Property by any person during the period that the Corporation was the legal or equitable owner of the Property or which occurred prior to such time and was otherwise actually known by, or should have been known by, the Corporation. The obligation of the Corporation to indemnify the Investors shall specifically cover and include, without limitation, all fines and penalties imposed by federal, state or local authorities, costs of removing or neutralizing the Hazardous Materials, injury to the property adjoining the Property, injury to persons living or working on or about the Property or adjoining or otherwise affecting property, and all other indirect or consequential damages incurred by the Investors.

          2.15 DURATION OF SECTION. This Section 2 and the rights and obligations of the parties hereunder (other than rights and obligations set forth in Section 2.4(c), 2.5, 2.7(e)(i), 2.11 and 2.14) shall automatically terminate upon the earlier to occur of (a) on the consummation of a firm commitment underwritten public offering of Common Stock registered under the Securities Act pursuant to which (x) Common Stock is offered to the public at a price of at least $2.00 per share of Common Stock (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) and (y) the net proceeds to the Corporation are at least $30 million ("QUALIFIED PUBLIC OFFERING") and (b) the Investors ceasing to own any shares of Preferred Stock.

     SECTION 3.   TRANSFER OF SECURITIES.

          3.1 RESTRICTION ON TRANSFER. The Restricted Securities shall not be transferable, except upon the conditions specified in this Section 3, which conditions are intended solely to ensure compliance with the provisions of the Securities Act in respect of the Transfer thereof.

          3.2 RESTRICTIVE LEGEND. Each certificate evidencing any Restricted Securities and each certificate evidencing any such securities issued to subsequent transferees of any Restricted Securities shall (unless otherwise permitted by the provisions of Section 3.3 or 3.10 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED NOVEMBER 1, 2002, AS AMENDED FROM TIME TO TIME, AMONG TOLERRX, INC. AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF TOLERRX, INC.

          The provisions of this Section 3.2 shall be satisfied with respect to certificates issued prior to the date hereof which bear legends substantially similar to the above legend.

          3.3 NOTICE OF TRANSFER. By acceptance of any Restricted Securities, the holder thereof agrees to give prior written notice to the Corporation of such holder's intention to effect any Transfer and to comply in all other respects with the provisions of this Section 3.3. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by:

                  (a) the written opinion of counsel for the holder of such Restricted Securities, and/or, at the Corporation's option, a representation letter of such holder, addressed to the Corporation (which opinion and counsel, or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), as to whether, in the case of a written opinion, in the opinion of such counsel, such proposed Transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act and applicable state securities laws or an exemption thereunder is available, or, in the case of a representation letter, such letter sets forth a factual basis for concluding that such proposed Transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act and applicable State Securities laws or that an exemption thereunder is available; PROVIDED, HOWEVER, that no such opinion of counsel or such representation letter shall be necessary:

                       (i) in the case of a Transfer by a holder to a member of such holder's Group; or

                       (ii) in the case of any holder of Restricted Securities that is a partnership or a trust, in connection with a Transfer by such holder to a partner or a trust grantor of such holder, or a retired partner of such holder who retires after the date hereof, or the estate of any such partner or retired partner if, with respect to such Transfer by a partnership, such Transfer is made in accordance with the partnership agreement of such partnership.

                  (b)  if such registration is required and if the provisions of
Section 3.4 hereof are applicable, a written request addressed to the Corporation by the holder of such Restricted Securities, describing in detail the proposed method of disposition and requesting the Corporation to effect the registration of such Restricted Shares pursuant to the terms and provisions of
Section 3.4 hereof.

If in such opinion of counsel or as reasonably concluded from the facts set forth in the representation letter of the holder (which opinion of counsel, or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), the proposed Transfer may be effected without registration under the Securities Act and any applicable state securities laws or "blue sky" laws, then the holder of Restricted Securities shall thereupon be entitled to effect such Transfer in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon such Transfer (and each certificate or other instrument evidencing any such securities not Transferred) shall bear the legend set forth in
Section 3.2 hereof unless: (a) in such opinion of such counsel or as is concluded by the Corporation from the representation letter of such holder (which opinion of counsel or representation letter shall be reasonably acceptable to the Corporation) the registration of future Transfers is not required by the applicable provisions of the Securities Act and state securities laws, or (b) the Corporation shall have waived the requirement of such legend; PROVIDED, HOWEVER, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such Transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time or any similar or successor rule) promulgated under the Securities Act. The holder of Restricted Securities shall not effect any Transfer until such opinion of counsel or representation letter of such holder has been given to and accepted by the Corporation (unless waived by the Corporation) or until registration of the Restricted Shares involved in the above-mentioned request has become effective under the Securities Act. In the event that an opinion of counsel is required by the registrar or transfer agent of the Corporation to effect a transfer of Restricted Securities in the future, the Corporation shall seek and obtain such opinion from its counsel, and the holder of such Restricted Securities shall provide such reasonable assistance as is requested by the Corporation (other than the furnishing of an opinion of counsel) to satisfy the requirements of the registrar or transfer agent to effectuate such transfer.

          3.4 REQUIRED REGISTRATION. At any time following the date that is the earlier of (i) the third anniversary of the Initial Closing Date (as defined under the Series C Stock Purchase Agreement) and (ii) six months following the closing of a Qualified Public Offering, if the Corporation shall be requested
(x) by holders of at least 50% of the then outstanding Restricted Securities held by Investors, to effect the registration under the Securities Act of Restricted Shares, or (y) after the first registration pursuant to this Section 3.4, by one or more of the Investors holding Restricted Securities, to effect the registration under the Securities Act of Restricted Shares, then the Corporation shall promptly give written notice of such proposed registration to all Investors holding Restricted Securities, and thereupon the Corporation shall promptly use its best efforts to effect the registration under the Securities Act of the Restricted Shares that the Corporation has been requested to register for disposition as described in the request of such Investors holding Restricted Securities and in any response received from any of the Investors holding Restricted Securities within 30 days after the giving of the written notice by the Corporation; PROVIDED, HOWEVER, that the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions and Section 3.6:

                  (a) Subject to Section 3.6, the Corporation shall not be obligated to file and cause to become effective more than two (2) registration statements in which Restricted Shares are registered under the Securities Act pursuant to this Section 3.4. Notwithstanding anything in this Section 3 to the contrary, if the Corporation shall furnish to the Investors holding Restricted Securities who request registration hereunder a certificate signed by the President or Chief Executive Officer of the Corporation stating that the Board of the Corporation has made the good faith determination (i) that use or continued use by the holders of the registration statement filed by the Corporation pursuant to this Section 3 for purposes of effecting offers or sales of Restricted Securities pursuant hereto would require, under the Securities Act and the rules and regulations promulgated thereunder, premature disclosure in the registration statement (or the prospectus relating thereto) of material, nonpublic information concerning the Corporation, (ii) that such premature disclosure would be materially adverse to the Corporation, its business or prospects or any such proposed material transaction would make the successful consummation by the Corporation of any such material transaction significantly less likely and (iii) that it is therefore essential to delay or suspend the use by the holders of such registration statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Restricted Securities pursuant thereto, then the right of the Investors to use such registration statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Restricted Securities pursuant thereto shall be delayed and/or suspended for a period (the "SUSPENSION PERIOD") of not more than 90 days after delivery by the Corporation of the certificate referred to above in this Section 3.4(a). During the Suspension Period, the Corporation shall not be obligated to file any registration statement and/or the Investors shall not offer or sell any Restricted Securities pursuant to or in reliance upon such registration statement (or the prospectus relating thereto). The Corporation agrees that, as promptly as practicable after the consummation, abandonment or public disclosure of the event or transaction that caused the Corporation to delay or suspend the use of the registration statement (and the prospectus relating thereto), the Corporation will provide the holders with revised prospectuses, if required, and will notify the investors of their ability to effect offers or sales of Registrable Shares pursuant to or in reliance upon such registration statement.

                  (b) Notwithstanding the foregoing, the Corporation may include in each such registration requested pursuant to this Section 3.4 any authorized but unissued shares of Common Stock (or authorized treasury shares) for sale by the Corporation or any issued and outstanding shares of Common Stock for sale by others; PROVIDED, HOWEVER, that, if the number of shares of Common Stock so included pursuant to this clause (b) exceeds the number of Restricted Shares requested by the Investors holding Restricted Shares requesting such registration, then such registration shall be deemed to be a registration in accordance with and pursuant to Section 3.5; and PROVIDED FURTHER, HOWEVER, that in the event such registration is pursuant to this Section 3.4, the inclusion of such previously authorized but unissued shares by the Corporation or issued and outstanding shares of Common Stock by others in such registration does not adversely affect, in the sole opinion of the Investors holding Restricted Securities requesting such registration, the ability of the Investors holding Restricted Securities requesting such registration to market the entire number of Restricted Shares requested by them.

          3.5     PIGGYBACK REGISTRATION.

                  (a) Each time that the Corporation proposes for any reason to register any of its securities under the Securities Act, other than a Qualified Public Offering or pursuant to a registration statement on Form S-4 or Form S-8 or similar or successor forms (collectively, "EXCLUDED FORMS"), the Corporation shall promptly give written notice of such proposed registration to all Investors holding Restricted Securities, which shall offer such Investors the right to request inclusion of any Restricted Shares in the proposed registration.

                  (b) Each Investor holding Restricted Securities shall have 14 days from the receipt of such notice to deliver to the Corporation a written request specifying the number of Restricted Shares such holder intends to include in such registration and the Investor's intended method of disposition.

                  (c) In the event that the proposed registration by the Corporation is, in whole or in part, an underwritten public offering of securities of the Corporation, any request under Section 3.5(b) may specify that the Restricted Shares be included in the underwriting (i) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration, or (ii) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no shares of Common Stock other than Restricted Shares are being sold through underwriters under such registration.

                  (d)  Upon receipt of a written request pursuant to
Section 3.5(b), the Corporation shall promptly use its best efforts to cause all such Restricted Shares to be registered under the Securities Act, and, to the extent required, to permit sale or disposition as set forth in the written request.

                  (e) Notwithstanding the foregoing, if the managing underwriter of any such proposed registration determines and advises in writing that the inclusion of all Restricted Shares proposed to be included in the underwritten public offering, together with any other issued and outstanding shares of Common Stock proposed to be included therein by holders other than the Investors holding Restricted Securities (such other shares hereinafter collectively referred to as the "OTHER SHARES"), would interfere with the successful marketing of the Corporation's securities, then the total number of such securities proposed to be included in such underwritten public offering shall be reduced, (i) first by the shares requested to be included in such registration by the holders of Other Shares, and (ii) second, if necessary, (A) one-half by the securities proposed to be registered on behalf of the Corporation, and (B) one-half by the Restricted Shares proposed to be included in such registration by the holders thereof, in each case on a PRO RATA basis, based upon the number of Restricted Shares or other securities, as the case may be, sought to be registered by each such holder. The shares that are excluded from the underwritten public offering pursuant to the preceding sentence shall be withheld from the market by the holders thereof for a period, not to exceed 180 days from the closing of such underwritten public offering, that the managing underwriter reasonably determines as necessary in order to effect such underwritten public offering.

          3.6 REGISTRATIONS ON FORM S-2 AND S-3. At such time as the Corporation shall have qualified for the use of Form S-2 or Form S-3 (or any successor form promulgated under the Securities Act), each Investor holding Restricted Securities shall have the right to request in writing an unlimited number (but not more than two (2) annually) of registrations on Form S-2 or Form S-3. Each such request by an Investor holding Restricted Securities shall: (a) specify the number of Restricted Shares which the Investor intends to sell or dispose of, (b) state the intended method by which the Investor intends to sell or dispose of such Restricted Shares, and (c) request registration of Restricted Shares having a proposed aggregate offering price of at least $1,000,000. Upon receipt of a request pursuant to this Section 3.6, the Corporation shall use its best efforts to effect such registration or registrations on Form S-2 or Form S-3.

          3.7 PREPARATION AND FILING. If and whenever the Corporation is under an obligation pursuant to the provision of this Section 3 to use its best efforts to effect the registration of any Restricted Shares, the Corporation shall, as expeditiously as practicable:

                  (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective in accordance with
Section 3.7(b) hereof;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the sale of all Restricted Shares covered thereby or
(ii) nine months, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Restricted Shares covered by such registration statement;

                  (c) furnish to each Investor whose Restricted Shares are being registered pursuant to this Section 3 such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Investor may reasonably request in order to facilitate the public sale or other disposition of such Restricted Shares;

                  (d) use its best efforts to register or qualify the Restricted Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as each holder whose Restricted Shares are being registered pursuant to this Section 3 shall reasonably request and do any and all other acts or things which may be necessary or advisable to enable such holder to consummate the public sale or other disposition in such jurisdictions of such Restricted Shares; PROVIDED, HOWEVER, that the Corporation shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

                  (e) at any time when a prospectus covered by such registration statement and relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 3.7(b) hereof, notify each holder whose Restricted Shares are being registered pursuant to this Section 3 of the happening of any event as a result of which the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such holder, prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (f) if the Corporation has delivered preliminary or final prospectuses to the Investors holding Restricted Shares that are being registered pursuant to this Section 3 and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Corporation shall promptly notify such holders and, if requested, such holders shall immediately cease making offers of Restricted Shares and return all prospectuses to the Corporation. The Corporation shall promptly provide such holders with revised prospectuses and, following receipt of the revised prospectuses, such holders shall be free to resume making offers of the Restricted Shares; and

                  (g) furnish, at the request of any Investor whose Restricted Shares are being registered pursuant to this Section 3, on the date that such Restricted Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, or, on the date that the registration statement with respect to such securities becomes effective, if such securities are not being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request, and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request.

          3.8 EXPENSES. The Corporation shall pay all expenses incurred by the Corporation in complying with this Section 3, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with the securities and blue sky laws of all such jurisdictions in which the Restricted Shares are proposed to be offered and sold, printing expenses and fees and disbursements of counsel (including with respect to each registration effected pursuant to Sections 3.4, 3.5 and 3.6, the reasonable fees and disbursements of counsel appointed by a majority of the holders of Restricted Shares held by the Investors that are being registered pursuant to this Section 3); PROVIDED, HOWEVER, that all underwriting discounts and selling commissions applicable to the Restricted Shares covered by registrations effected pursuant to Section 3.4, 3.5 or 3.6 hereof shall be borne by the seller or sellers thereof, in proportion to the number of Restricted Shares sold by each such seller or sellers.

          3.9     INDEMNIFICATION.

                  (a) In the event of any registration of any Restricted Shares under the Securities Act pursuant to this Section 3 or registration or qualification of any Restricted Shares pursuant to Section 3.7(d) hereof, the Corporation shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Restricted Shares pursuant to Section 3.7(d) hereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act or any state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws. The Corporation shall reimburse on demand of such seller, underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary or final prospectus or amendment or supplement thereto or any document incident to registration or qualification of any Restricted Shares pursuant to Section 3.7(d) hereof, in reliance upon and in conformity with written information furnished to the Corporation by such seller, underwriter, broker, other person or controlling person specifically for use in the preparation thereof.

                  (b) In the event of any registration of any Restricted Securities under the Securities Act pursuant to this Section 3 or registration or qualification of any Restricted Shares pursuant to Section 3.7(d) hereof, the Investors severally, but not jointly, shall indemnify and hold harmless the Corporation and its directors, officers, employees, agents and affiliates and any other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of any Restricted Securities pursuant to Section 3.7(d) hereof, arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make statements therein, in light of the circumstances under which they were made, not misleading, or any violation of the Securities Act or any state securities or applicable blue sky laws relating to action or inaction required of the Corporation in connection with such registration or qualification under the Securities Act or such state securities or blue sky laws arising out of or based upon written information furnished to the Corporation by such Investor or other selling stockholder specifically for use in the preparation thereof; provided, that the maximum liability of each Investor hereunder shall be limited to an amount equal to the net proceeds actually received by such Investor from the sale of Restricted Shares as contemplated herein.

                  (c) Before Restricted Shares held by any prospective seller shall be included in any registration pursuant to this Section 3, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a)(ii)) the Corporation, each director of the Corporation, each officer of the Corporation who signs such registration statement and any person who controls the Corporation within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or such underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; PROVIDED, HOWEVER, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Restricted Shares effected pursuant to such registration.

                  (d) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 3.9(a) or (b) hereof, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 3.9, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice to such indemnified party from the indemnifying party of its election to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; PROVIDED, HOWEVER, that, if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 3.9, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 3.9. The indemnifying party shall not make any settlement of any claims indemnified against hereunder without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld.

                  (e) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 3.9, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.9; then, in each such case, the Corporation and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as is appropriate to reflect the relative fault of the Corporation and such holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, it being understood that the parties acknowledge that the overriding equitable consideration to be given effect in connection with this provision is the ability of one party or the other to correct the statement or omission which resulted in such losses, claims, damages or liabilities, and that it would not be just and equitable if contribution pursuant hereto were to be determined by PRO RATA allocation or by any other method of allocation which does not take into consideration the foregoing equitable considerations. Notwithstanding the foregoing, (i) no such holder will be required to contribute any amount in excess of the net proceeds to it of all Restricted Shares sold by it pursuant to such registration statement, and (ii) no person or entity guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

                  (f) Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of any Restricted Shares, the Corporation, the holders of such Restricted Shares and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains similar provisions covering indemnification among the parties, then the indemnification provision of this Section 3.9 shall be deemed inoperative for purposes of such offering.

          3.10 REMOVAL OF LEGENDS, ETC. Notwithstanding the foregoing provisions of this Section 3, the restrictions imposed by this Section 3 upon the transferability of any Restricted Securities shall cease and terminate when
(a) any such Restricted Securities are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or such other method contemplated by Section 3.3 hereof that does not require that the securities transferred bear the legend set forth in Section 3.2 hereof, including a Transfer pursuant to Rule 144 or a successor rule thereof (as amended from time to time), or (b) the holder of Restricted Securities has met the requirements for transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144 or a successor rule thereof (as amended from time to time) promulgated by the Commission under the Securities Act. Whenever the restrictions imposed by this Section 3 have terminated, a holder of a certificate for Restricted Securities as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend set forth in Section 3.2 hereof and not containing any other reference to the restrictions imposed by this Section 3.

          3.11 LOCK-UP. Each holder of Restricted Securities hereby agrees that, at the written request of any managing underwriter of an underwritten initial public offering of securities of the Corporation in connection with the Corporation's initial public offering of securities, such holder shall not, without the prior written consent of such managing underwriter, sell, assign, transfer, make a short sale of, loan, grant any option for the purchase of, pledge, hypothecate, encumber or otherwise convey or dispose of, or exercise registration rights with respect to any Restricted Securities for such period of time, not to exceed 180 days after the closing of such underwritten initial public offering, as the Corporation or such managing underwriter shall request. Without limiting the generality of the foregoing provisions of this Section 3, in connection with any underwritten public offering of securities of the Corporation, the Corporation may require any holder of Restricted Securities to enter into a standard form of lock-up agreement, as may be requested by the managing underwriter thereof (such lock-up not to exceed 180 days after the closing of such underwritten public offering); PROVIDED that all holders of Restricted Securities and directors and executive officers of the Corporation are being required to enter into a lock-up agreement with similar, or more restrictive, terms.

     SECTION 4. SECURITIES ACT REGISTRATION STATEMENTS. Except for securities of the Corporation registered on Excluded Forms, the Corporation shall not file any registration statement under the Securities Act covering any securities unless it shall first have given each Investor holding Restricted Securities written notice thereof. The Corporation further covenants that each Investor holding Restricted Securities shall have the right, at any time when it may be deemed to be a controlling person of the Corporation, within the meaning of the Securities Act, to participate in the preparation of such registration statement and to request the insertion therein of material furnished to the Corporation in writing which in such holder's judgment should be included. In connection with any registration statement referred to in this
Section 4, the Corporation shall indemnify, to the extent permitted by law, each holder of Restricted Securities, its officers, partners and directors and each person, if any, who controls any such holder within the meaning of the Securities Act in the same manner and to the same extent as the Corporation is required to indemnify a seller of Restricted Securities in Section 3.9 hereof. If, in connection with any such registration statement, any holder of Restricted Securities shall furnish written information to the Corporation expressly for use in the registration statement, then such holder shall indemnify the Corporation, each director of the Corporation, each officer of the Corporation who signs such registration statement and each person, if any, who controls the Corporation within the meaning of the Securities Act to the same extent as a seller of Restricted Securities is required to indemnify such persons in
Section 3.9 hereof.

     SECTION 5.   ELECTION OF DIRECTORS.

          5.1 VOTING FOR DIRECTORS. At each annual meeting of the stockholders of the Corporation and at each special meeting of the stockholders of the Corporation called for the purposes of electing directors of the Corporation, and at any time at which stockholders of the Corporation shall have the right to, or shall, vote for or consent to the election of directors, then, in each such event, each Investor and each of the founders of the Corporation listed on the signature pages hereto (the "FOUNDERS") shall vote all shares of Preferred Stock and any other shares of voting stock of the Corporation then owned (or controlled as to voting rights) by it, or her or him, whether by purchase, exercise of rights, warrants or options, stock dividends or otherwise:

                  (a) to fix and maintain the number of directors on the Board of the Corporation at seven (7);

                  (b) pursuant to Paragraph A.6(b)(i) of Article III of the Certificate, to elect to the Board two (2) directors designated by HCV VI, one
(1) of whom shall have the right to sit on each committee of the Board and who shall initially be Chris Mirabelli and Hal Werner;

                  (c) pursuant to Paragraph A.6(b)(i) of Article III of the Certificate, to elect to the Board one (1) director designated by Skyline Ventures, who shall have the right to sit on each committee of the Board and who shall initially be Yasunori Kaneko;

                  (d) to elect to the Board three (3) directors to be designated by the other members of the Board of the Corporation; and

                  (e) to elect to the Board the Chief Executive Officer of the Corporation, to remain a member of the Board so long as he or she is the Chief Executive Officer of the Corporation.

          5.2 COOPERATION OF THE CORPORATION. The Corporation shall use its best efforts to effectuate the purposes of this Section 5, including promoting the adoption of any necessary amendment of the By-laws of the Corporation and the Certificate.

          5.3 NOTICES. The Corporation shall provide the Investors with at least twenty (20) days' prior notice in writing of any intended mailing of notice to the Investors of the Corporation for a meeting at which directors are to be elected, and such notice shall include the names of the persons designated pursuant to this Section 5. Each of HCV VI and Skyline shall notify the Corporation in writing at least three (3) days prior to such mailing of the persons designated by it, pursuant to Paragraph A.6(b)(i) of Article III of the Certificate and Section 5.1 above, as nominees for election to the Board. In the absence of any notice from HCV VI, the director(s) then serving and previously designated by HCV VI shall be renominated. In the absence of any notice from Skyline, the director(s) then serving and previously designated by Skyline shall be renominated.

          5.4 REMOVAL. Except as otherwise provided in this Section 5, no Investor shall vote to remove any member of the Board designated in accordance with the foregoing provisions of this Section 5 unless the party who designated such director (the "DESIGNATING PARTY") shall so vote or otherwise consent, and, if the Designating Party shall so vote or otherwise consent, then the non-designating Investors shall likewise so vote. Any vacancy on the Board created by the resignation, removal, incapacity or death of any person designated under the foregoing provisions of this Section 5 shall be filled by another person designated by the original Designating Party. Each Investor and Founder shall vote all voting shares of Preferred Stock of the Corporation and all other shares of voting stock of the Corporation owned or controlled by such Investor or Founder, respectively, in accordance with each such new designation, and no such vacancy shall be filled in the absence of a new designation by the original Designating Party.

          5.5 BOARD OBSERVER. Vertex Life Science Inc. and Vertex Technology Fund (III) Limited ("VERTEX"), Rho Ventures IV (QP), L.P. ("RHO") and Artal Services N.V ("ARTAL") shall have the board observer rights set forth herein (which shall be several and not joint): So long as Vertex, Rho or Artal, as the case may be, together with its "affiliates" (as defined in Section 405 of the Securities Act) hold at least 2,750,000 shares of Preferred Stock (such number to be proportionately adjusted for stock splits, stock dividends, and similar events), the Corporation will permit one (1) representative designated by each of Vertex, Rho and Artal, who is acceptable to majority of the members of the Board (each an "OBSERVER"), to attend in person, at the Observer's own expense, all meetings of the Corporation's Board in a non-voting, observer capacity and shall provide to each Observer, at the Corporation's expense, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members; PROVIDED, HOWEVER, that the majority of the Board of Directors shall have the right to exclude any Observer from portions of meetings of the Board of Directors or committees thereof or omit to provide the Observer with certain information, if such members of the Board of Directors believe in good faith, based on the advice of Corporation counsel, that such exclusion or omission is necessary in order to (x) preserve the attorney-client privilege, or (y) fulfill the Corporation's obligations with respect to confidential or proprietary information of third parties (PROVIDED HOWEVER, that the Observer shall not be so excluded unless all other persons whose receipt of such materials or presence at a meeting would result in a violation of such third party confidentiality are also excluded).

          5.6 DURATION OF SECTION. This Section 5 and the rights and obligations of the parties hereunder shall automatically terminate on the consummation of a Qualified Public Offering. Prior to such termination, (x) the rights and obligations of any Investor under Sections 5.1, 5.2, 5.3 and 5.4 shall terminate upon the date on which such Investor no longer owns any Preferred Stock, whereupon the obligations of the remaining Investors to vote in favor of the designee of such Investor shall also terminate, and (y) the rights and obligations of Vertex, Rho and Artal under Section 5.5 shall terminate upon the date on which such Investor no longer holds at least 2,750,000 shares of Preferred Stock, whereupon the obligations of the Corporation and the Board shall also terminate.

          5.7     RESTRICTION ON TRANSFER RIGHTS; CONFIDENTIALITY.

                  (a) Notwithstanding Section 8 below, the rights and obligations described in Section 5.5 hereof shall not be assignable by Vertex, Rho or Artal, as the case may be, and shall not inure to the benefit of any successor, transferee or assignee of any such Investor.

                  (b) Each of Vertex, Rho and Artal acknowledge that the information received by its Observer pursuant to Section 5.5 of this Agreement may be confidential, and each of Vertex, Rho and Artal agree that it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of Observer rights under this Agreement, unless the Corporation has made such information available to the public generally.

     SECTION 6.   INDEMNIFICATION.

          6.1 INDEMNIFICATION OF INVESTORS. In the event that any Investor or any director, officer, employee, affiliate or agent thereof (the "INDEMNITEES") become involved in any capacity in any action, proceeding, investigation or inquiry in connection with or arising out of any matter related to the Corporation or any Indemnitee's role or position with the Corporation, the Corporation shall reimburse each Indemnitee for its legal and other expenses (including the cost of any investigation and preparation) as they are incurred by such Indemnitee in connection therewith, provided however, that the Corporation shall not be obligated to indemnify any Indemnitee found by a court of final jurisdiction to have acted with willful misconduct or gross negligence in connection with the matter. The Corporation also agrees to indemnify each Indemnitee, pay on demand and protect, defend, save and hold harmless from and against any and all liabilities, damages, losses, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, attorneys' fees) (any of the foregoing, a "CLAIM") incurred by or asserted against any Indemnitee of whatever kind or nature, arising from, in connection with or occurring as a result of this Agreement or the matters contemplated by this Agreement. The foregoing agreement shall be in addition to any rights that any Indemnitee may have at common law or otherwise.

          6.2. ADVANCEMENT OF EXPENSES. The Corporation shall advance all expenses reasonably incurred by or on behalf of the Indemnitees in connection with any Claim or potential Claim within twenty (20) days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance payment or payments from time to time.

     SECTION 7. REMEDIES. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce its or their rights, either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. Notwithstanding the generality of the foregoing, in the event that the Corporation breaches any of its covenants and/or agreements set forth herein, the Investors shall have the additional remedy, in their sole discretion, provided that such breach has not been cured by the later to occur of 15 days after receipt of notice of such breach by the Corporation or 30 days after the occurrence of such breach, of electing to immediately exercise their right of redemption set forth in Article III, Section A.5 of the Certificate, as provided therein, irrespective of whether such right of redemption otherwise is mature. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

     SECTION 8. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and each of the Investors and the respective successors and assigns of the Corporation and each of the Investors. Subject to the requirements of Sections 2 and 3 hereof, this Agreement and the rights and duties of the Investors set forth herein may be freely assigned, in whole or in part, by each Investor to any member of such Investor's Group and to any other person or entity acquiring at least $50,000 of Restricted Securities, such value to be determine pursuant to the provisions set forth in Section A.7 of the Certificate. Any transferee (other than an Investor) to whom rights under Sections 2 and 3 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identifies the securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder to the same extent as if such transferee were an Investor hereunder. A transferee to whom rights are transferred pursuant to this
Section 8 will be thereafter deemed to be an "Investor" for the purpose of the execution of such transferred rights and may not again transfer such rights to any other person or entity, other than as provided in this
Section 8. Neither this Agreement nor any of the rights or duties of the Corporation set forth herein shall be assigned by the Corporation, in whole or in part, without having first received the written consent of the Investors holding a majority of the voting power of the outstanding
Preferred Shares, with each such holder entitled to the number of votes for each such share of Preferred Stock as equals the number of shares of Common Stock (including fractional shares) into which each such share of Preferred Stock is then convertible, rounded up to the nearest one-tenth of a share
("ON A CONVERTED BASIS").

     SECTION 9. DURATION OF AGREEMENT. Except as otherwise set forth herein, the rights and obligations of the Corporation and each Investor set forth herein shall survive indefinitely, unless and until, by their respective terms, they are no longer applicable.

     SECTION 10. ENTIRE AGREEMENT. This Agreement, together with the other writings referred to herein or delivered pursuant hereto which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto; including the Amended and Restated Stockholders' Agreement date September 28, 2001, by and among the Corporation and the Investors listed on Schedule I thereto.

     SECTION 11. NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

                          (a)   If to the Corporation, to:

                                TolerRx, Inc.
                                300 Technology Square
                                Cambridge, MA  02139
                                Attention: Douglas J. Ringler, President
                                Telecopier: (617) 868-1747

                                with a copy to:

                                Bingham McCutchen, LLP
                                150 Federal Street
                                Boston, Massachusetts 02110
                                Attention: Julio E. Vega, Esquire
                                Telecopier: (617) 951-8736

                          (b)   If to the Investors, as set forth on SCHEDULE I.

                                with a copy to:

                                Wilson Sonsini Goodrich & Rosati
                                650 Page Mill Road
                                Palo Alto, CA 94304-1050
                                Attention: Kenneth Clark, Esq.
                                Fax: (650) 493-6811

All such notices, requests, consents and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the third business day following the date of such mailing, (c) in the case of overnight mail, on the first business day following the date of such mailing, and (d) in the case of facsimile transmission, when confirmed by facsimile machine report.

     SECTION 12. CHANGES. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of the Corporation and the holders of at least a majority of the then outstanding Preferred Stock, voting together as a single class, on a Converted Basis. Notwithstanding the foregoing, Subsequent Investors in any Subsequent Closing under the Series C Preferred Stock Purchase Agreement may be added as a party hereto and be deemed an "Investor" hereunder without the consent of the Investors. Following the date of this Agreement, the Corporation shall require each Stockholder (who is not an "Investor" hereunder) holding greater than 2.5% of the outstanding shares of the Corporation (excluding the Principal Stockholders as that term is defined in the Stock Restriction Agreement) to agree to be bound by Section 2.3(b) of this Agreement as if such Stockholder had executed this Agreement on the date hereof (PROVIDED that no rights shall run to such Stockholder under this Agreement, only the obligations set forth in Section 2.3(b) shall be applicable). Each such Stockholder shall be listed on SCHEDULE II hereto, and such schedule shall be made available to the Investors hereunder.

     SECTION 13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     SECTION 14. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     SECTION 15. NOUNS AND PRONOUNS. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

     SECTION 16. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding choice of law rules thereof.

     SECTION 18. EFFECTIVENESS. Notwithstanding any other provision of this Agreement, this Agreement shall not be effective until the Initial Closing (as such term is defined in the Series C Stock Purchase Agreement).

     SECTION 19. DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF the parties hereto have executed this Second Amended and Restated Stockholders' Agreement on the date first above written.

                               CORPORATION:


                               TOLERRX, INC.


                               By: /s/ Douglas J. Ringler
                                  ---------------------------
                                  Douglas J. Ringler
                                  President

                               PRINCIPAL STOCKHOLDERS

                               By: /s/ Douglas J. Ringler
                                  ---------------------------
                                  Douglas J. Ringler

                               By: /s/ Herman Waldmann
                                  ---------------------------
                                  Herman Waldman

                               By: /s/ Stephen Cobbold
                                  ---------------------------
                                  Stephen Cobbold

                               By: /s/ Geoffrey Hale
                                  ---------------------------
                                  Geoffrey Hale


SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT.

                               INVESTORS:

                               SKYLINE VENTURE PARTNERS II, L.P.
                               By:  Skyline Venture Management II, LLC
                               Its: General Partner

                               By: /s/ Yasunori Kaneko
                                  --------------------------
                                  Yasunori Kaneko
                                  Managing Director


                               SKYLINE VENTURE PARTNERS QUALIFIED
                               PURCHASER FUND II, L.P.
                               By:  Skyline Venture Management II, LLC
                               Its: General Partner

                               By: /s/ Yasunori Kaneko
                                  ---------------------------
                                  Yasunori Kaneko
                                  Managing Director


                               SKYLINE VENTURE PARTNERS III, L.P.
                               By:  Skyline Venture Management III, LLC
                               Its: General Partner

                               By: /s/ Yasunori Kaneko
                                  ---------------------------
                                  Yasunori Kaneko
                                  Managing Director


                               SKYLINE VENTURE PARTNERS QUALIFIED
                               PURCHASER FUND III, L.P.
                               By:  Skyline Venture Management III, LLC
                               Its: General Partner

                               By: /s/ Yasunori Kaneko
                                  ---------------------------
                                  Yasunori Kaneko
                                  Managing Director


                               SKYLINE EXPANSION FUND, L.P.
                               By:  Skyline Expansion Fund Management, LLC
                               Its: General Partner

                               By: /s/ Yasunori Kaneko
                                  ---------------------------
                                  Yasunori Kaneko
                                  Managing Director


SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT.

                               HEALTHCARE VENTURES VI, L. P.
                               By:  HealthCare Partners VI, L.P.
                               Its: General Partner

                               By: /s/ Jeffrey B. Steinberg
                                  ---------------------------
                                  Jeffrey B. Steinberg,
                                  Administrative Partner


                               RHO VENTURES IV, L.P.
                               By:  Rho Management Ventures IV, L.L.C.
                               Its: General Partner

                               By: /s/ Mark Leschly
                                  ---------------------------
                               Name:   Mark Leschly
                               Title:  Managing Director


                               RHO VENTURES IV GMBH & CO.
                               BETEILIGUNGS KG
                               By:  Rho Capital Partners Verwaltungs GmbH
                               Its: General Partner

                               By: /s/ Mark Leschly
                                  ---------------------------
                               Name:   Mark Leschly
                               Title:  Managing Director


                               RHO VENTURES IV (QP) L.P.
                               By:  Rho Management Ventures IV, L.L.C.
                               Its: General Partner

                               By: /s/ Mark Leschly
                                  ---------------------------
                               Name:   Mark Leschly
                               Title:  Managing Director


                               RHO MANAGEMENT TRUST I
                               By:  Rho Capital Partners, Inc.
                               Its: Investment Advisor

                               By: /s/ Mark Leschly
                                  ---------------------------
                               Name:   Mark Leschly
                               Title:  Managing Director


SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT.

                               VERTEX LIFE SCIENCE INC.


                               By: /s/ Toh Kim Huat
                                  ---------------------------
                               Name:   Toh Kim Huat
                               Title:  Director


                               VERTEX TECHNOLOGY FUND (III) LIMITED


                               By: /s/ Lee Kheng Nam
                                  ---------------------------
                               Name:   Lee Kheng Nam
                               Title:  Director


                               ARTAL SERVICES N.V.


                               By: /s/ Bernard Darihont
                                  ---------------------------
                               Name:   Bernard Darihont
                               Title:  Director


                               THE YASUDA ENTERPRISE DEVELOPMENT II,
                               LIMITED PARTNERSHIP
                               By:  Yasuda Enterprise Development Co., Ltd.
                               Its: General Partner


                               By: /s/ Minoru Okq
                                  ---------------------------
                               Name:   Minoru Okq
                               Title:  President and Representative Director


SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT.

                               LEHMAN BROTHERS HEALTHCARE VENTURE
                               CAPITAL L.P.

                               By: Lehman Brothers HealthCare Venture Capital
                                   Associates L.P., its General Partner
                               By: LB I Group Inc., its General Partner

                               By:  /s/ Steven Berkenfeld
                               ---------------------------
                               Name:  Steven Berkenfeld
                               Its:   Senior Vice President

                               LEHMAN BROTHERS P.A. LLC

                               By:  /s/ Steven Berkenfeld
                               ---------------------------
                               Name:  Steven Berkenfeld
                               Its:   Senior Vice President

                               LEHMAN BROTHERS PARTNERSHIP ACCOUNT
                               2000/2001, L.P.

                               By: Lehman Brothers Partnership GP 2000/2001, L.P., its General Partner
                               By: LB I Group Inc., its General Partner

                               By:  /s/ Steven Berkenfeld
                               ---------------------------
                               Name:  Steven Berkenfeld
                               Its:   Senior Vice President

                               LEHMAN BROTHERS OFFSHORE PARTNERSHIP
                               ACCOUNT 2000/2001, L.P.

                               By:  Lehman Brothers Offshore Partnership GP
                                    2000/2001, L.P., its General Partner
                               By:  Lehman Brothers Offshore Partners, Ltd.,
                                    its General Partner

                               By:  /s/ Steven Berkenfeld
                               ---------------------------
                               Name:  Steven Berkenfeld
                               Its:   Senior Vice President

IT WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Stockholders' Agreement on the date first above written.

                               INVESTORS:

                               SPROUT CAPITAL IX, L.P.
                               By: DLJ Capital Corporation
                               Its: Managing General Partner

                               By: /s/ Philippe Chambon
                               ---------------------------
                                   Philippe Chambon
                                   Managing Director

                               SPROUT IX PLAN INVESTORS, L.P.
                               By:  DLJ LBO Plans Management Corporation
                               Its: General Partner

                               By: /s/ Philippe Chambon
                               ---------------------------
                                   Philippe Chambon
                                   Attorney in Fact

                               SPROUT ENTREPRENEURS FUND, L.P.
                               By:  DLJ Capital Corporation
                               Its: General Partner

                               By: /s/ Philippe Chambon
                               ---------------------------
                                   Philippe Chambon
                                   Managing Director

                               DR. JAMES NIEDEL

                               By: /s/ James Niedel
                               ---------------------------
                                   Dr. James Niedel

IT WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Stockholders' Agreement on the date first above written.

                               INVESTORS:

                               GENENTECH, INC.

                               By: /s/ Thomas T. Thomas
                               ---------------------------
                               Name: Thomas T. Thomas
                               Its:  Treasure

IT WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Stockholders' Agreement on the date first above written.

                               INVESTORS:

                               MIZUHO CAPITAL CO., LTD.

                               By: /s/ Osamu Kita
                               ---------------------------
                               Name:  Osamu Kita
                               Its:   President

IT WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Stockholders' Agreement on the date first above written.

                               INVESTORS:

                               AOZORA INVESTMENT I VENTURE CAPITAL
                               LIMITED PARTNERSHIP

                               By: /s/ Yukimichi Nakatani
                               ---------------------------
                               Name:   Yukimichi Nakatani
                               Its:    President of Aozora Investment CO., LTD

IT WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Stockholders' Agreement on the date first above written.

                               INVESTORS:

                               DUKE UNIVERSITY SPECIAL VENTURES FUND

                               By: /s/ David R. Shumate
                               ---------------------------
                                   David R. Shumate, Vice President
                                   Duke Management Company, Authorized Agent

                               By: /s/ James A. Mason, Jr.
                               ---------------------------
                                   James A. Mason, Jr.
                                   Director, Priate Capital & Real Estate
                                   Duke Management Company, Authorized Agent

                                   SCHEDULE I

HealthCare Ventures VI, L.P.
44 Nassau Street
Princeton, NJ  08542

Johnson & Johnson Development Corporation
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
Attention: Ting Pau Oei, Vice President

Priceworth Investments Limited
51 Cuppage Road
#09-01 StarHub Centre
Singapore 229469
Attn: Mr. Thomas Premod

The DC Investment Trust FBO Lee Casty
707 Skokie Boulevard, Suite 580
Northbrook, IL 60062

Vertex Life Science Inc.
77 Science Park Drive
#02-15 Cintech III
Singapore Science Park
Singapore 118256

Vertex Technology Fund (III) Limited
77 Science Park Drive
#02-15 Cintech III
Singapore Science Park
Singapore 118256

Rho Ventures IV, L.P.
152 W. 57th Street, 23rd Floor
New York, NY 10019

Rho Ventures IV GmbH & Co.
Beiteligungs KG
152 W. 57th Street, 23rd Floor
New York, NY 10019

Rho Ventures IV (QP), L.P.
152 W. 57th Street, 23rd Floor
New York, NY 10019

Rho Management Trust I
152 W. 57th Street, 23rd Floor
New York, NY 10019

                                   SCHEDULE I

Skyline Venture Partners II, L.P.
125 University Ave.
Palo Alto, CA 94301

Skyline Venture Partners Qualified Purchaser Fund II, L.P.
125 University Ave.
Palo Alto, CA 94301

Skyline Venture Partners III, L.P
125 University Ave.
Palo Alto, CA 94301

Skyline Venture Partners Qualified Purchaser Fund III, L.P.
125 University Ave.
Palo Alto, CA 94301

Skyline Expansion Fund, L.P.
125 University Avenue
Palo Alto, CA 94301

Artal Services N.V.
135 East 57th Street, 30th Floor
New York, New York  10022

The Yasuda Enterprise Development II, Limited Partnership
BYGS SHINJUKU Bldg. 6F
19-1, 2-chome Shinjuku
Shinjuku-ku Tokyo 160-0022
Japan

Lehman Brothers Healthcare Venture Capital L.P.
c/o Lehman Brothers
399 Park Avenue
New York, NY 10022
Attn: Fred Steinberg

Lehman Brothers P.A. LLC
c/o Lehman Brothers
399 Park Avenue
New York, NY 10022
Attn: Fred Steinberg

Lehman Brothers Partnership Account 2000/2001, L.P.
c/o Lehman Brothers
399 Park Avenue
New York, NY 10022
Attn: Fred Steinberg

Lehman Brothers Offshore Partnership Account 2000/2001, L.P.
c/o Lehman Brothers
399 Park Avenue
New York, NY 10022
Attn: Fred Steinberg

                                   SCHEDULE I

Sprout Capital IX, L.P.
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, CA 94025

Sprout IX Plan Investors, L.P.
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, CA 94025

Sprout Entrepreneurs Fund, L.P.
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, CA 94025

Dr. James Niedel
158 Seaspray Avenue
Palm Beach, Florida 33480

Genentech, Inc.
1 DNA Way
South San Francisco, CA 94080-4990

Mizuho Capital Co., Ltd.
4-3, Nihombashi-kabutocho
Chuo-ku, Tokyo 103-0026 Japan

Aozora Investment I Venture Capital Limited Partnership
13-10, Kudan-kita 1-chome
Chiyoda-ku, Toyko 102-8660 Japan

Duke University Special Ventures Fund
2200 W. Main Street, Suite 1000
Durham, NC 27705

                                    AMENDMENT
                                       TO
               SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


     This AMENDMENT TO SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, dated as of December 26, 2002 (the "AMENDMENT"), relates to the Second Amended and Restated Stockholders' Agreement (as amended and in effect from time to time the "STOCKHOLDERS' AGREEMENT"), dated as of November 1, 2002, by and among TolerRx, Inc., a Delaware corporation (the "CORPORATION") and those stockholders of the Corporation listed therein.

     WHEREAS, the parties hereto have agreed that it is desirable to increase the number of directors of the Board of Directors of the Corporation;

     NOW THEREFORE, in consideration of the foregoing, the parties hereto do hereby agree as follows:

     1. AMENDMENT TO THE STOCKHOLDERS' AGREEMENT. The Stockholders' Agreement is hereby amended as follows:

          (a) Section 5.1(a) of the Stockholders' Agreement is hereby deleted in its entirety and the following new Section 5.1(a) is hereby inserted in lieu thereof:

               "(a) to fix and maintain the number of directors on the Board of the Corporation at eight (8);"

          (b) Section 5.1 of the Stockholders' Agreement is hereby amended by inserting the following new Section 5.1(f) thereto:

               "(f) to elect to the Board one (1) director designated by The Sprout Group, who shall initially be James E. Niedel."

     2. NO OTHER AMENDMENTS. Except as expressly provided in this Amendment, all of the terms and conditions of the Stockholders' Agreement remain in full force and effect.

     3. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, excluding choice of law rules thereof.

     IN WITNESS WHEREOF the parties hereto have executed this Amendment on the date first above written.

                               TOLERRX, INC.


                               By: /s/ Douglas J. Ringler
                                  ---------------------------
                                      Douglas J. Ringler
                                      Chief Executive Officer

                               /s/ Douglas J. Ringler
                               ------------------------------
                               DOUGLAS J. RINGLER

                               /s/ Herman Waldmann
                               ------------------------------
                               HERMAN WALDMANN


                               ------------------------------
                               STEPHEN COBBOLD


                               ------------------------------
                               GEOFFREY HALE

                               SKYLINE VENTURE PARTNERS II, L.P.
                               By:  Skyline Venture Management II, LLC
                               Its: General Partner

                               By: /s/ Yasunori Kaneko
                                  ---------------------------
                                  Yasunori Kaneko
                                  Managing Director


                               SKYLINE VENTURE PARTNERS QUALIFIED
                               PURCHASER FUND II, L.P.
                               By:  Skyline Venture Management II, LLC
                               Its: General Partner


                               By: /s/ Yasunori Kaneko
                                  ---------------------------
                                  Yasunori Kaneko
                                  Managing Director


                               SKYLINE VENTURE PARTNERS III, L.P.
                               By:  Skyline Venture Management III, LLC
                               Its: General Partner

                               By: /s/ Yasunori Kaneko
                                  ---------------------------
                                  Yasunori Kaneko
                                  Managing Director


                               SKYLINE VENTURE PARTNERS QUALIFIED
                               PURCHASER FUND III, L.P.
                               By:  Skyline Venture Management III, LLC
                               Its: General Partner

                               By: /s/ Yasunori Kaneko
                                  ---------------------------
                                  Yasunori Kaneko
                                  Managing Director


                               SKYLINE EXPANSION FUND, L.P.
                               By:  Skyline Expansion Fund Management, LLC
                               Its: General Partner

                               By: /s/ Yasunori Kaneko
                                  ---------------------------
                                  Yasunori Kaneko
                                  Managing Director

                               HEALTHCARE VENTURES VI, L. P.
                               By:  HealthCare Partners VI, L.P.
                               Its: General Partner

                               By: /s/ Jeffrey B. Steinberg
                                  ---------------------------
                                  Jeffrey B. Steinberg,
                                  Administrative Partner


                               RHO VENTURES IV, L.P.
                               By:  Rho Management Ventures IV, L.L.C.
                               Its: General Partner

                               By: /s/ Mark Leschly
                                  ---------------------------
                               Name:   Mark Leschly
                               Title:  Managing Director


                               RHO VENTURES IV GMBH & CO.
                               BETEILIGUNGS KG
                               By:  Rho Capital Partners Verwaltungs GmbH
                               Its: General Partner

                               By: /s/ Mark Leschly
                                  ---------------------------
                               Name:   Mark Leschly
                               Title:  Managing Director


                               RHO VENTURES IV (QP) L.P.
                               By:  Rho Management Ventures IV, L.L.C.
                               Its: General Partner

                               By: /s/ Mark Leschly
                                  ---------------------------
                               Name:   Mark Leschly
                               Title:  Managing Director


                               RHO MANAGEMENT TRUST I
                               By:  Rho Capital Partners, Inc.
                               Its: Investment Advisor

                               By: /s/ Mark Leschly
                                  ---------------------------
                               Name:   Mark Leschly
                               Title:  Managing Director